Exhibit m.2

Exhibit A

to Plan of Distribution and Service Pursuant to Rule 12b-1

Nuveen Investment Trust:

Nuveen Global Total Return Bond Fund (commenced November 29, 2011)

Nuveen Intelligent Risk Conservative Allocation Fund (commenced May 4, 2012)

Nuveen Intelligent Risk Growth Allocation Fund (commenced May 4, 2012)

Nuveen Intelligent Risk Moderate Allocation Fund (commenced May 4, 2012)

Nuveen Multi-Manager Large-Cap Value Fund, formerly called Nuveen Large-Cap Value Fund

Nuveen NWQ Equity Income Fund (commenced September 2009)

Nuveen NWQ Large-Cap Value Fund (commenced December 2006)

Nuveen NWQ Multi-Cap Value Fund (commenced December 2002)

Nuveen NWQ Small/Mid-Cap Value Fund (commenced December 2006)

Nuveen NWQ Small-Cap Value Fund (commenced December 2004)

Nuveen Tradewinds Value Opportunities Fund, formerly called Nuveen NWQ Value Opportunities Fund (commenced December 2004)

~~Nuveen Conservative Allocation Fund~~ (changed name July 7, 2008), formerly called Nuveen Balanced Municipal and Stock Fund, (reorganized into Nuveen Strategy Conservative Allocation Fund-January 20, 2012)

~~Nuveen Enhanced Core Equity Fund~~ (commenced November 2007, liquidated May 2011)

~~Nuveen Enhanced Mid-Cap Fund~~ (commenced November 2007, liquidated May 2011)

~~Nuveen Enhanced Core Equity Plus Fund~~ (commenced December 2008, liquidated December 4, 2009)

~~Nuveen European Value Fund~~ (merged into International Fund 2003)

~~Nuveen Growth Allocation Fund~~ (changed name August 1, 2008), formerly, Nuveen Global Value Fund (changed name March 2008), formerly called Nuveen NWQ Global Value Fund (changed name October 2007), (commenced December 2004, liquidated October 2011

~~Nuveen Moderate Allocation Fund~~ (changed name July 7, 2008), formerly called Nuveen Balanced Stock and Bond Fund, (reorganized into Nuveen Strategy Balanced Allocation Fund-January 20, 2012)

Nuveen Investment Trust II:

Nuveen Santa Barbara Dividend Growth Fund (commenced April 2006)

Nuveen Santa Barbara Global Dividend Growth (commenced June 2012)

Nuveen Santa Barbara Global Growth Fund (commenced April 2009) (changed name August, 2011), formerly, Nuveen Santa Barbara Global Equity Fund

Nuveen Santa Barbara Growth Fund (commenced April 2006)

Nuveen Santa Barbara International Dividend Growth (commenced June 2012)

Nuveen Santa Barbara International Growth Fund (commenced April 2009) (changed name June, 2011), formerly, Nuveen Santa Barbara International Equity Fund

Nuveen Santa Barbara Long/Short Equity Fund (commenced December 2008) (changed name November 15, 2011) formerly, Nuveen Santa Barbara Growth Plus Fund

1	Enclosure (2)

Nuveen Symphony International Equity Fund (commenced May 2008)

Nuveen Symphony Large-Cap Growth Fund (commenced December 2006)

Nuveen Symphony Large-Cap Value Fund (commenced May 2006)

Nuveen Symphony Mid-Cap Core Fund (commenced May 2006)

Nuveen Symphony Optimized Alpha Fund (commenced September 2007)

Nuveen Symphony Small-Mid Cap Core Fund (commenced May 2006)

Nuveen Tradewinds Emerging Markets Fund (commenced December 2008)

Nuveen Tradewinds Global All-Cap Fund, formerly called Nuveen NWQ Global All-Cap Fund (commenced March 2006)

Nuveen Tradewinds Global Flexible Allocation Fund (commenced May 2010)

Nuveen Tradewinds Global Resources Fund (commenced December 2006)

Nuveen Tradewinds International Value Fund, formerly called Nuveen NWQ International Value Fund

Nuveen Tradewinds Japan Fund (commenced December 2008)

Nuveen Tradewinds Small-Cap Opportunities Fund (commenced September 2011)

Nuveen Winslow Large-Cap Growth Fund (commenced May 2009)

~~Nuveen Innovation Fund~~ (merged into Rittenhouse Growth Fund July 2003)

~~Nuveen Rittenhouse Growth Fund~~ (merged into Santa Barbara Dividend Growth June 2009)

~~Nuveen Santa Barbara EcoLogic Equity Fund~~ (commenced December 2008) (liquidated March 24, 2011)

~~Nuveen Santa Barbara Strategic Growth Fund~~ (changed name August, 2009), formerly, Nuveen Rittenhouse Strategic Growth Fund (commenced November 2007, liquidated September 30, 2010)

~~Nuveen Santa Barbara Mid-Cap Growth Fund~~ (changed name August, 2009), formerly, Nuveen Rittenhouse Mid-Cap Growth Fund (commenced November 2007, liquidated September 30, 2010)

~~Nuveen Santa Barbara Growth Opportunities Fund~~ (commenced April 2006, liquidated March 2010)

~~Nuveen Symphony All-Cap Core Fund~~ (commenced May 2006, liquidated March 2010)

~~Nuveen Tradewinds Global All-Cap Plus Fund~~ (commenced December 2008, liquidated May 2012)

2	Enclosure (2)

Nuveen Investment Trust III

Nuveen Symphony Credit Opportunities Fund (commenced April, 2010)

Nuveen Symphony Floating Rate Income Fund (commenced May, 2011)

~~Nuveen High Yield Bond Fund~~ (commenced December 2004) (reorganized into Nuveen High Income Bond Fund-November 4, 2011)

~~Nuveen Income Fund~~ (closed and liquidated 2001)

~~Nuveen Multi-Strategy Core Bond Fund~~, formerly called Nuveen Multi-Strategy Income Fund (name changed January 29, 2010, formerly called Nuveen Core Bond Fund (name changed August 1, 2007), (commenced December 2004) (reorganized into Nuveen Total Return Bond Fund-November 4, 2011)

~~Nuveen Short Duration Bond Fund~~ (commenced December 2004) (reorganized into Nuveen Short Term Bond Fund-November 18, 2011)

Nuveen Investment Trust V

Nuveen NWQ Equity Income Fund, formerly called Nuveen NWQ Preferred Securities Fund (commenced December 2009) (name changed March 11, 2012)

Nuveen Preferred Securities Fund (commenced December 2006)

T:/CONTRACT/12b-1 Plans/NIT Funds 12b-1 Updated 6-2012.DOC

3	Enclosure (2)